Exhibit 5.1

[Letterhead of Leggett & Platt, Incorporated]

June 14, 2024

Leggett & Platt, Incorporated

No. 1 Leggett Road

Carthage, Missouri

64836

Re:	Registration Statement on Form S-3

To the addressees set forth above:

As Executive Vice President & General Counsel of Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), I have acted on its behalf in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration (a) for issue and sale by the Company of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, no par value per share (“Preferred Stock”), (iii) one or more series of the Company’s (x) senior debt securities (collectively, “Senior Debt Securities”) to be issued under an indenture dated May 6, 2005 between the Company, as issuer, and U.S. Bank Trust Company, National Association as successor trustee (the “Senior Indenture”), as trustee (which is included as Exhibit 4.3 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such Senior Indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Senior Debt Securities, the “Applicable Senior Indenture”), or (y) subordinated debt securities (collectively, the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued under a subordinated indenture to be entered into between the Company, as issuer, and a trustee to be specified therein (a form of which is included as Exhibit 4.4 to the Registration Statement) (the “Applicable Subordinated Indenture” and, together with the Applicable Senior Indenture, the “Applicable Indenture”) (iv) depositary shares (“Depositary Shares”), (v) warrants (“Warrants”), (vi) purchase contracts (“Purchase Contracts”) and (vii) units (“Units”) and (b) of shares of Common Stock to be resold from time to time by certain securityholders of the Company (the “Selling Securityholder Shares”). The Common Stock, Preferred Stock Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Units and Selling Securityholder Shares, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

In connection therewith I have examined such documents, including resolutions of the Board of Directors of the Company adopted on May 8, 2024, and have made such other investigations and reviewed such questions of law as I have considered necessary or appropriate for the purposes of the opinion set forth below. In my examination of the foregoing, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had, or will have for purposes of documents that may be entered into pursuant to the Registration Statement, the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been or will be duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are or will be the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinions, I have relied upon certificates or statements of officers and other representatives of the Company and of public officials and authorities.

I have assumed without investigation that any certificates or statements on which I have relied that were given or dated earlier than the date of this opinion letter continued to remain accurate, insofar as relevant to such opinion, from such earlier date through and including the date of this letter.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

1. The Common Stock and Preferred Stock will have been duly authorized by all requisite corporate action and, when issued, delivered and paid for as provided in the applicable definitive purchase agreement, underwriting agreement or similar agreement, will be validly issued, fully paid and non-assessable.

2. The Selling Securityholder Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following qualifications and exceptions:

a)

The opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, moratorium (including governmental moratorium orders) or other similar laws now or hereafter in effect relating to creditors’ rights generally, including without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and laws, rules, regulations, orders and polices concerning federal, state, and local emergencies.

b)

The opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding at law or in equity).

c)

Excepted from the opinion set forth above are (i) the enforceability of any provision in any document purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (G) govern choice of law or conflict of laws, (H) provide for or grant a power of attorney; (I) provide for attorney’s or trustees’ fees; or (ii) the enforceability of (A) any rights to indemnification or contribution provided for in any document which are violative of public policy underlying any law, rule or regulation (including any federal, foreign or state securities law, rule or regulation) or the legality of such rights, or (B) provisions in any document whose terms are left open for later resolution by the parties.

d)

In rendering this opinion I have assumed the taking of all necessary corporate action to authorize and approve the issuance and terms of, and the due execution, countersignature, authentication, issuance and delivery of any Securities and, as applicable, the related agreements and, in the case of any Securities, upon payment of the applicable consideration.

e)

In rendering the opinion, I have assumed that, at the time of the execution, authentication, issuance and delivery of any Securities, there will not have occurred any change in the law affecting the authorization, execution, issuance, delivery, validity or enforceability of the Securities, the Registration Statement will continue to be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, neither the terms nor the issuance of the Securities will violate the applicable provisions of the Securities Act, state “blue sky” laws or any other applicable law and neither the issuance and the sale thereof nor the compliance by the Company with the terms thereof will result in a violation of, conflict with or default under any agreement or instrument then binding upon the Company or any other requirement or restriction of any other court or governmental body having jurisdiction over the Company. I have also assumed that a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws.

My opinions expressed above are limited to the laws of the State of Missouri (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such state and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such state, as to which I express no opinion).

I hereby consent to the use of my name in the Registration Statement and in the related Prospectus and to the use of this Opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jennifer J. Davis
Jennifer J. Davis
Executive Vice President & General Counsel

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